                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           INTERFACE SYSTEMS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                            INTERFACE SYSTEMS, INC.

                              5855 Interface Drive
                           Ann Arbor, Michigan 48103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 18, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Interface Systems, Inc., a Delaware corporation, will be held at Weber's Inn, 3050 Jackson Road, Ann Arbor, Michigan on Friday, April 18, 1997 at 2:30 p.m. local time, for the following purposes:

     1. To elect seven directors who will serve until the Annual Meeting of Stockholders in 1998.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 12, 1997 are entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend. However, whether you expect to be present at the meeting or not, please execute and return the enclosed proxy which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person if you attend.

                                            By Order of the Board of Directors,

                                            ROBERT A. NERO

                                            ROBERT A. NERO, President

Ann Arbor, Michigan
March 21, 1997

                            INTERFACE SYSTEMS, INC.

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interface Systems, Inc. (the "Company"), to be used at the Annual Meeting of Stockholders of the Company to be held on Friday, April 18, 1997, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. Any stockholder giving a proxy in the accompanying form may revoke it at any time prior to its exercise. The expense of solicitation of proxies will be borne by the Company. This Proxy Statement and form of proxy are being first sent to or given to stockholders of the Company on or about March 21, 1997. The mailing address of the Company's principal executive offices is 5855 Interface Drive, Ann Arbor, Michigan 48103.

     Only stockholders of record at the close of business on March 12, 1997 will be entitled to vote at the meeting or any adjournment thereof. Each holder of the issued and outstanding 4,535,879 shares of Common Stock, $.10 par value per share (the "Common Stock"), is entitled to one vote for each share held of record. Ten days before the Annual Meeting a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company's principal offices.

     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the meeting if the proxy, properly executed, is received by the Company before the close of business on April 17, 1997. Shares represented by a proxy received after that time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. Shares represented by a duly executed proxy which does not indicate how it is to be voted will be voted "for" the election of management's nominees for directors. Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by notice to the Company and may vote in person if they attend the Annual Meeting or any adjournment thereof.

     Abstentions and votes withheld from directors are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purposes of determining the vote with respect to the election of directors, only those "for" or "against" are counted. Broker non-votes will have no effect.

                       MATTERS TO COME BEFORE THE MEETING

I. ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be elected annually, to serve until the Company's 1998 Annual Meeting, and until the election or qualification of their successors, or until their resignation or removal. All of the nominees are currently directors of the Company. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable to serve as a director, proxies will be voted for the election of such other person or persons as management may select.

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy entitled to vote at the meeting. PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD.

     Except as discussed below, each director has been engaged or employed in the principal occupation reflected in the table for more than five years. Mr. Nero was appointed President of the Company in January 1997. Prior to that time, he was from 1994 to 1996, President of Bell & Howell PSC and, from 1989 to 1994, Vice President of Legent Corp. Mr. Graber retired in 1994, prior to which time he was Chairman and Chief Executive Officer of Applied Dynamics International for at least the five years preceding the date of his retirement. Mr. Semple has been an attorney with Dykema Gossett PLLC for 32 years and Chairman of such law firm since January 1, 1996. Dykema Gossett provides legal services to the Company. Mr. David Seigle retired in November 1991 and, in 1996, became the President of Technology Edge, Inc. Prior to his retirement in 1991, Mr. Seigle was Vice President of File Net Corporation, a manufacturer of document image processors. David C. Seigle and Robert A. Seigle are first cousins.

     The following table sets forth information regarding all nominees for election, all persons named in the summary compensation table and all executive officers and directors as a group. Except as otherwise noted, each person indicated below exercises sole voting and investment power with respect to the shares of the Company's Common Stock owned by him.

                                                                                             MARCH 3, 1997
                                                                                        -----------------------
                                                                     FIRST ELECTED         SHARES      PERCENT
                                                                           OR           BENEFICIALLY      OF
        NAME AND AGE                 PRINCIPAL OCCUPATION          APPOINTED DIRECTOR     OWNED(1)     CLASS(1)
        ------------                 --------------------          ------------------   ------------   --------
Garnel F. Graber, 65........  Retired                                     1974             61,454(2)     1.4%
Robert A. Nero, 51..........  President and Chief Executive               1997             --            *
                              Officer of the Company
George W. Perrett, 59.......  Secretary and Vice President of             1985             65,947(3)     1.5%
                              Operations of the Company;
                              President of I.G.K. Industries,
                              Inc., a subsidiary of the Company
David O. Schupp, 60.........  Vice President and Treasurer of the         1969             61,102(4)     1.4%
                              Company
David C. Seigle, 57(5)......  President, Technology Edge, Inc., a         1969              7,700        *
                              VAR reseller
Robert A. Seigle, 69........  President of Concord Personnel,             1969             86,010        1.9%
                              Inc., a personnel recruiting
                              company
Lloyd A. Semple, 57.........  Attorney, and Chairman, Dykema              1996              2,700        *
                              Gossett PLLC, a Detroit, Michigan
                              law firm
All executive officers and directors as a group (7 persons)(1)(2)(3).................     284,913        7.0%
Carl L. Bixby...............  Former Chief Executive Officer                --             30,505        *

------------------
 *  Less than one percent.

(1) Includes shares which the following directors have a right to acquire within 60 days pursuant to the exercise of stock options: Mr. Graber -- 11,500 shares; Mr. Perrett -- 37,500 shares; Mr. Schupp -- 15,000 shares; Mr. David Seigle -- 7,700 shares; Mr. Robert Seigle -- 13,200 shares and Mr. Semple -- 1,700 shares. For purposes of computing the individual percentages, the shares which can be acquired upon the exercise of options within 60 days were added to the shares owned beneficially of record by such persons on March 3, 1997 and to the shares outstanding on that date.

(2) Includes 7,500 shares of Common Stock owned by Mr. Graber's wife and 552 shares of the Common Stock owned jointly by Mr. Graber and his son. Mr. Graber has voting power with respect to the 552 shares of Common Stock. Mr. Graber also serves on the board of directors of Nematron Corporation.

(3) Includes 16,969 shares held by the George W. Perrett, Jr. Trust, of which Mr. Perrett is a Trustee and a beneficiary. Does not include 750 shares owned by Mr. Perrett's children, as to which Mr. Perrett disclaims beneficial ownership.

(4) Includes 45,602 shares held by the David O. Schupp Revocable Trust of which Mr. Schupp is the Trustee and beneficiary.

(5)  Mr. Seigle serves on the board of directors of Imagematrix Corporation.

MEETINGS AND COMMITTEES OF THE BOARD

     During the Company's fiscal year ended September 30, 1996, the Board of Directors held eight meetings and the Compensation Committee and Audit Committee each met twice. The Compensation Committee is responsible for recommending salaries and other compensation arrangements for officers of the Company and performing such functions as may be delegated to it under the provisions of any bonus, stock option or other compensation plan adopted by the Company. The Compensation Committee currently consists of four directors who are not employees of the Company (i.e., Messrs. Handelman, Horst, Robert Seigle and David Seigle).

     The Audit Committee also consists of the four directors listed above who are not employees of the Company. The Audit Committee has authority to recommend to the Board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditors' report and their evaluation and recommendations concerning the Company's internal controls.

     During the fiscal year ended September 30, 1996, each director attended 75% or more of all Board meetings and 75% or more of the meetings held by all committees of the Board on which such director served.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. No person required to file under these rules failed to file any such required report. In making this statement, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the Commission.

DIRECTOR COMPENSATION

     Non-employee directors are paid an annual retainer of $4,000 and a fee of $1,000 per meeting for attendance at regular Board meetings and $500 per meeting for attendance at committee meetings not held in conjunction with a regular Board meeting. Travel and lodging expenses incurred by directors residing outside of the metropolitan Detroit area in order to attend meetings of the Board are paid by the Company.

     As additional consideration for their services to the Company, on April 24, 1987 nonemployee directors, Garnel Graber, David Seigle and Robert Seigle, were each granted options to purchase 5,000 shares of the Company's Common Stock at the fair market value of $7.75 per share. After adjustment for the Company's stock dividends and stock split, Messrs. Graber, David Seigle and Robert Seigle each currently hold options to acquire 5,500 shares at $7.05 per share. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier.

     On March 26, 1993, pursuant to the Company's 1993 Stock Plan for Non-Employee Directors, Messrs. Graber, David and Robert Seigle were each granted options to purchase 6,000 shares of the Company's Common Stock at the fair market value of $5.25 per share. The options are exercisable in three equal annual installments, beginning March 23, 1994. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier.

     On January 11, 1996, Messrs. Graber, David and Robert Seigle were each granted Subsequent Options to purchase 5,100 shares of the Company's Common Stock an exercise price of $11.00 per share. The Subsequent Options will become exercisable in three equal annual installments, beginning January 11, 1997. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier.

     On February 21, 1996, Mr. Semple was granted an Initial Option to purchase 5,100 shares of the Company's Common Stock an exercise price of $17.875 per share, exercisable in three equal annual installments, beginning February 21, 1997. The options are exercisable for a ten-year period from the date of grant or until the grantee ceases to serve on the Board, whichever is earlier.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company as well as other compensation paid or accrued during the Company's last three fiscal years ended September 30, 1996 to the Chief Executive Officer and the three most highly compensated executive officers of the Company in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                           AWARDS
                                                                                -----------------------------
                                                               ANNUAL           SECURITIES
                                                           COMPENSATION(1)      UNDERLYING
               NAME AND                                  -------------------      STOCK          ALL OTHER
         PRINCIPAL OCCUPATION             FISCAL YEAR     SALARY      BONUS      OPTIONS      COMPENSATION(2)
         --------------------             -----------     ------      -----     ----------    ---------------
Garnel F. Graber(3)...................       1996        $ 45,200    $ --         5,100           $--
Carl L. Bixby(4)......................       1996        $237,259    $ --         --               18,314
Former Chief Executive                       1995         185,380      7,248      --               20,043
  Officer and President                      1994         165,375     47,978      --               17,166
George W. Perrett, Jr.................       1996          89,000      --         --                9,560
  Secretary and Director                     1995          85,000      3,624      --               15,164
                                             1994          85,000     38,150      --                7,389
David O. Schupp.......................       1996          89,901      --         --                9,773
  Vice President,                            1995          86,008      7,248      --               16,321
  Treasurer and Director                     1994          82,688     74,326      --               10,901

------------------
(1) Includes compensation deferred at the election of the executive in the category and year earned.

(2) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of each of the named executive officers under the Company's 401(k) Plan with respect to each of the fiscal years ended September 30, 1996, 1995 and 1994, respectively, as follows: Mr. Bixby $8,613, $9,196, and $13,860; Mr. Perrett $4,080, $9,684, and $7,389; and Mr.
    Schupp $4,128, $10,676, and $9,421; (ii) the
    dollar value of any life insurance premiums paid by the Company in the fiscal years ended September 30, 1996, 1995 and 1994, respectively, with respect to term life insurance for the benefit of each of the named executives as follows: Mr. Bixby $3,071, $4,217, and $3,306 and Mr. Schupp $1,480, $1,480 and 1,480 and (iii) a car allowance paid by the Company in the fiscal years ended September 30, 1996 and 1995, respectively, as follows, for Mr. Bixby, $6,630 and $6,630, Mr. Perrett, $5,480 and $5,480 and Mr. Schupp, $4,165 and $4,165.

(3) Mr. Graber was appointed acting Chief Executive Officer of the Company in June 1996, to hold office until a new Chief Executive Officer of the Company was appointed. Mr. Nero was appointed as President and Chief Executive Officer of the Company in January 1997.

(4) Mr. Bixby resigned as Chief Executive Officer of the Company in June 1996.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR ("FY")-END OPTION/SAR VALUES

     The following table provides information with respect to the named executive officers concerning the exercise of options during 1996 and unexercised options held as of the end of the Company's last fiscal year, September 30, 1996. All options were granted under the Company's 1992 Stock Option Plan or the now terminated 1982 Stock Option Plan.

                                                                NUMBER OF SECURITIES
                                     SHARES        VALUE       UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                   ACQUIRED ON    REALIZED      OPTIONS AT FY-END(#)           IN-THE-MONEY OPTIONS
             NAME                  EXERCISE(#)     ($)(1)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
             ----                  -----------    --------    -------------------------    ----------------------------
Carl L. Bixby..................       6,000        13,872             -0-                          -0-
George W. Perrett..............         478         3,155           37,500/15,000                  6,748/13,125
David O. Schupp................      -0-            -0-              5,500/15,000                  6,748/13,125

------------------
(1) The dollar values in these columns are calculated by determining the difference between the fair market value (on the date of exercise, in the case of exercised options, or at the fiscal year end, in the case of exercisable options) of the securities underlying the options and the exercise price of the option. At the Company's 1996 fiscal year end (September 30, 1996) and on March 3, 1997, the fair market value (i.e., the closing price of the Common Stock as reported on The Nasdaq Stock Market) of the Common Stock was $5.625 and $4.625, respectively. The dollar values in this table as well as all other tables contained in this proxy are calculated on a pre-tax basis.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     The Company has entered into a Release and Settlement Agreement with Mr. Carl Bixby dated as of June 20, 1996. The Agreement provides, among other things, that Mr. Bixby would resign as Chief Executive Officer and President of the Company in June 1996 and would provide consulting services to the Company for a period of 24 months beginning July 1, 1996 at a rate of $16,000 a month. Mr. Bixby has also agreed not to use or disclose the Company's confidential information and, until July 1, 1998, not to engage in any business which is in substantial and direct competition with the Company. Further, the Agreement provides for the release by Mr. Bixby of certain past and future claims against the Company.

                 CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

1. THE EXECUTIVE LOAN PROGRAM

     In October 1995, the Board of Directors of the Company adopted the Interface Systems, Inc. Executive Loan Program (the "Executive Loan Program") which provides for the making of loans to the executive officers of the Company to enable such officers to purchase shares of the Company's common stock on the open market or in privately negotiated sales.

     The Executive Loan Program was adopted to encourage key executives in acquiring and maintaining a significant equity interest in the Company's Common Stock thereby aligning their interests with the interests of the Company's stockholders. The following summarizes the principal features of the Executive Loan Program.

     All senior executives of the company are eligible to participate in the Executive Loan Program. The maximum amount of any loan or loans outstanding to any one executive cannot exceed Five Hundred Thousand Dollars ($500,000).

     Loans under the program bear interest at a rate equal to the greater of the Applicable Federal Rate for the month in which the loan was issued or the interest rate paid by the Company on its corporate borrowings but shall not exceed the maximum rate permitted by law. Such interest is payable annually. Loans under the Program are required to be secured by collateral. Collateral can include, any other things, a pledge or common stock of the Company owned by the executive or a security interest in the real or other personal property of the executive. The Company has the right to offset from the amounts owed by the Company to the executive against any amount of the loan that remains unpaid.

     The Program is administered by Lloyd Semple or such other individual or entity selected by the Company's Board of Directors. The Administrator shall have the power to make all determinations needed in connection with the Executive Loan Program, to adopt forms of loan documents, to exercise all rights and powers allocated to the Company and to do anything else which is helpful or necessary to the proper operation of the Executive Loan Program.

     On February 21, 1996, the Company made a loans under the Executive Loan Program to George Perrett and David O. Schupp, in the principal amounts of $55,000 and $80,000, respectively. Each such loan bears interest at a rate of 5.50%. Mr. Perrett's and Mr. Schupp's loans are secured by shares of Common Stock of the Company owned by Mr. Perrett and shares of Common Stock of the Company, and other public company common stock, owned by Mr. Schupp, respectively. As of February 28, 1997, $55,000 and $50,000 in principal amount were outstanding under Mr. Perrett's and Mr. Schupp's loans, respectively.

           COMMITTEE REPORT ON EXECUTIVE COMPENSATION TO STOCKHOLDERS

     The Company's Compensation Committee currently consists of four directors who are not employees of the Company (Milton Handelman, G. Paul Horst, David C. Seigle, and Robert A. Seigle).

COMPENSATION PHILOSOPHY

     The Company's compensation policy is designed to provide competitive compensation which rewards individual achievement and performance while encouraging above average corporate performance. As part of the Company's policy, the Company does not enter into contracts with its executive officers. The elements of compensation are base salary, bonus and stock option awards.

BASE SALARY

     The Committee reviews the base salary of each executive officer annually. The base salary for each officer is determined after the committee reviews competitive executive compensation data and evaluations of each officer's duties and performance, submitted by the chief executive officer. The base compensation for the chief executive officer is established by a determination of the same factors.

BONUS

     The Company's bonus policy is designed to encourage increased profitability and, thus, is based on a formula linked to the Company's earnings per share performance. In 1996, the executive officers, including the chief executive officer, were eligible for a bonus of $500 to $1,000 per $.01 per share of operating net earnings. In addition, the chief executive officer was eligible for a bonus of $2,000 for each $.01 up to $.55 per share of operating net earnings and was eligible for a bonus of $4,000 for each $.01 over $.55 per share of operating net earnings. No bonuses were paid to the executive officers of the Company in 1996.

STOCK OPTIONS

     The Company's stock option plan is designed to retain key employees and motivate officers to improve the Company's performance. No options were granted to any of the Company's executive officers in fiscal 1996.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company has reviewed the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of its most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 in any year. The Committee does not believe that the Company's current compensation program for executive officers is likely to result in payments to any executive officer in the 1996 fiscal year which would be subject to the restriction on deductibility, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Committee will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Internal Revenue Code.

     The Committee continually reviews the compensation policies established for the Company's executive officers but is not obligated to modify such policies from year to year.

                                          Milton Handelman
                                          G. Paul Horst
                                          David A. Seigle
                                          Robert A. Seigle

March 14, 1997

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph provides a comparison with the stated indices of the cumulative five-year total stockholder return on the Company's Common Stock. All dividends are assumed to be have been reinvested over the five year period. The indices used are the Center for Research in Securities Prices Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the published index relating to the NASDAQ Computer Manufacturer Stocks.

         MEASUREMENT PERIOD               INTERFACE        NASDAQ (U.S.         NASDAQ
        (FISCAL YEAR COVERED)           SYSTEMS, INC.       COMPANIES)        (COMPUTER
                                                                               MFGRS.)
1991                                             100.00            100.00            100.00
1992                                              77.78            112.07            107.56
1993                                             109.26            146.79            112.87
1994                                             115.63            147.99            125.67
1995                                             148.93            204.41            222.76
1996                                             188.89            242.58            291.08

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, independent public accountants, audited the financial statements of the Company for the fiscal year ended September 30, 1996. It is anticipated that the Board of Directors will select BDO Seidman to audit the financial statements of the Company for the fiscal year ending September 30, 1997 at its meeting immediately following the Annual Meeting of Stockholders. Representatives of BDO Seidman are expected to be present at the Annual Meeting to be available to respond to questions from the Stockholders and, if they desire, will have an opportunity to make any statement they consider appropriate.

                    OTHER MATTERS AND STOCKHOLDER PROPOSALS

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their judgment on such matters.

     Any proposals of stockholders to be presented at the 1998 Annual Meeting which are eligible for inclusion in the Company's proxy statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company at the address of its principal offices set forth in this Proxy Statement no later than November 22, 1997.

     Stockholder proposals to be presented at the 1998 Annual Meeting which are not to be included in the Company's Proxy Statement relating to that meeting generally must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the meeting date has been advanced by more than 30 days or delayed by more than 60 days, then such proposal must be received by the Company not less than 60 days nor more than 90 days before the upcoming annual meeting or no later than 10 days after the day of the public announcement of the date of such meeting, in accordance with the procedures set forth in the Company's Bylaws, in order to properly be brought before the Annual or Special Meeting.

                                          By Order of the Board of Directors,

                                          ROBERT A. NERO

                                          ROBERT A. NERO, President

Ann Arbor, Michigan
March 21, 1997

                                                          REVOCABLE PROXY
                                                      INTERFACE SYSTEMS, INC.


/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

                                                   ANNUAL MEETING OF STOCKHOLDERS
                                                           APRIL 18, 1997

        The undersigned hereby constitutes and appoints Robert A. Nero and David O. Schupp, or either of the, attorneys, agents and proxies with power of substitution to vote all of the shares of Common Stock of Interface Systems, Inc. (them "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at Weber's Inn, 3050 Jackson Road,
Ann Arbor, Michigan on April 18, 1997 at 2:30 p.m., local time, and at any adjournments thereof, upon the following matters:

1.      Election of Directors:                              FOR            WITHHOLD       FOR ALL EXCEPT
                                                           / /               / /              / /

        Garnel F. Graber
        Robert A. Nero
        George W. Perrett
        David O. Schupp
        David C. Seigle
        Robert A. Seigle
        Lloyd A. Semple

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
SPACE PROVIDED BELOW.

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2.      In their discretion upon the transaction of such other business as may properly come before the meeting.

Shares represented by a duly executed proxy which does not indicate how it will be voted, will be voted FOR the election of the
Board's nominees.  Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting.

Please be sure to sign and date this Proxy in the box below.

 Date
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Stockholder sign above             Co-holder (if any) sign above

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                             DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                      INTERFACE SYSTEMS, INC.

        The above signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated March
21, 1997, and ratifies all that the proxy holders or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.
        Please sign exactly as your name(s) appear(s) on stock records.  When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

                            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INTERFACE SYSTEMS, INC.

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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